                                REINSURANCE AGREEMENT

                                 entered into between

 ZENITH INSURANCE COMPANY, WOODLAND HILLS, CALIFORNIA, UNITED STATES OF AMERICA

                         (hereinafter called the "Reassured")

                                   of the one part,

                                         and

certain INSURANCE and/or REINSURANCE COMPANIES, who have subscribed to this Agreement, each to the extent of the proportion underwritten and not one for another, as set out in the Signing Schedule(s) attached hereto,

                        (hereinafter called the "Reinsurers")

                                  of the other part.


This Agreement is to cover the EXCESS LIABILITY which may accrue to the Reassured under policies and/or contracts issued and/or accepted by the Reassured covering their participation in certain Proportional Treaty Reinsurances, as per attached schedule, and applicable to losses occurring:-

SECTION 1, 2 AND 3

Worldwide excluding the United States of America;

SECTION 4

All losses occurring in Europe (Europe being defined for the purpose of this Agreement as the area encompassed between Longitudes 15DEG. West and 35DEG. East passing through zero degrees and between Latitudes 70DEG. North and 36DEG. North. (See map attached)

This Agreement is subject to all terms, clauses and conditions as contained in the original Treaties, as per attached schedule, other than as contained herein:-


                                      ARTICLE 1

INSURING CLAUSE

SECTION 1

The Reinsurers hereby agree to indemnify the Reassured for that part of their Ultimate Nett Loss which exceeds GBP1,000,000 on account of each and every Loss Occurrence, and the sum recoverable under this Agreement shall be up to but not exceeding GBP1,000,000 Ultimate Nett Loss on account of each and every Loss Occurrence (subject to the provisions of ARTICLE 12 (REINSTATEMENT)).

SECTION 2

The Reinsurers hereby agree to indemnify the Reassured for that part of their Ultimate Nett Loss which exceeds GBP2,000,000 on account of each and every Loss Occurrence, and the sum recoverable under this Agreement shall be up to but not exceeding GBP2,000,000 Ultimate Nett Loss on account of each and every Loss Occurrence (subject to the provisions of ARTICLE 12 (REINSTATEMENT)).

SECTION 3

The Reinsurers hereby agree to indemnify the Reassured for that part of their Ultimate Nett Loss which exceeds GBP4,000,000 on account of each and every Loss Occurrence, and the sum recoverable under this Agreement shall be up to but not exceeding GBP4,000,000 Ultimate Nett Loss on account of each and every Loss Occurrence (subject to the provisions of ARTICLE 12 (REINSTATEMENT)).

SECTION 4

The Reinsurers hereby agree to indemnify the Reassured for that part of their Ultimate Nett Loss which exceeds GBP8,000,000 on account of each and every Loss Occurrence, and the sum recoverable under this Agreement shall be up to but not exceeding GBP4,500,000 Ultimate Nett Loss on account of each and every Loss Occurrence (subject to the provisions of ARTICLE 12 (REINSTATEMENT)).

                                      ARTICLE 2

WARRANTY

It is hereby warranted that no claim will be payable under this Agreement unless the relative Ultimate Nett Loss includes payments by the Reassured under business, the subject matter hereof, in respect of two or more original risks.

For the purposes of this Agreement, any one risk is defined as all values at one location including all business interruption and/or time element exposures whether by way of Contingent Business Interruption, Suppliers or Customers extensions.


                                      ARTICLE 3


DEFINITION OF LOSS OCCURRENCE

The words "Loss Occurrence" shall mean each and every loss and/or catastrophe and/or calamity and/or occurrence and/or series thereof arising out of and directly occasioned by one event.

                                      ARTICLE 4

PERIOD AND TERMINATION

This Agreement is in respect of losses occurring during the period commencing on the 12th February, 1998, and expiring on the 11th February, 1999, both days inclusive.

Either party shall have the right to terminate this Agreement immediately by giving the other party notice:-

(a)

if the performance of the whole or any part of this Agreement be prohibited or rendered impossible de jure or de facto in particular and without prejudice to the generality of the preceding words in consequence of any law or regulation which is or shall be in force in any country or territory or if any law or regulation shall prevent directly or indirectly the remittance of any or all or any part of the balance of payments due to or from either party;

(b)

if the other party has become insolvent or unable to pay its debts or has lost the whole or any part of its paid up capital;

(c)

if there is any material change in the ownership or control of the other party;

(d)

if the country or territory in which the other party resides or has its head office or is incorporated shall be involved in armed hostilities with any other country whether war be declared or not or is partly or wholly occupied by another power;

(e)

if the other party shall have failed to comply with any of the terms and conditions of this Agreement.

All notices of termination in accordance with any of the provisions of the above paragraphs (a) to (e) inclusive shall be by cable, telex, telefax or any other permanent means of instantaneous communication and shall be deemed to be served upon despatch or where communications between the parties are interrupted upon attempted despatch.

All notices of termination served in accordance with any of the provisions of this Agreement shall be addressed to the party concerned at its head office or at any other address previously designated by that party.

In the event of this Agreement being terminated then the Premium due to the Reinsurers shall be calculated upon the Gross Nett Written Premium Income of the Reassured for the period this Agreement was in force or pro rata temporis of the Minimum Premium, whichever is the greater. Any Reinstatement Premium however, shall continue to be based on the full annual Premium for this Agreement. The rights and obligations of both parties to this Agreement shall remain in full force until the effect of termination has been completed.

This Agreement shall follow Local Standard Time at the place where the loss occurs.

If this Agreement should expire while a Loss Occurrence covered hereunder is in progress it is understood and agreed that, subject to the other conditions of this Agreement, the Reinsurers hereon are responsible as if the entire loss or damage had occurred prior to the expiration of this Agreement, provided that no part of that Loss Occurrence is claimed against any renewal of this Agreement.

                                      ARTICLE 5

ULTIMATE NETT LOSS

The term "Ultimate Nett Loss" shall mean the sum actually paid by the Reassured in respect of any Loss Occurrence including expenses of litigation, if any, and all other loss expenses of the Reassured (excluding, however, office expenses and salaries of officials of the Reassured) but salvages and recoveries, including recoveries from all other reinsurances, whether collected or not, other than Underlying Reinsurances provided for herein, shall be first deducted from such Ultimate Nett Loss to arrive at the amount of liability, if any, attaching hereunder.

All salvages, recoveries or payments recovered or received subsequent to any loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. Nothing in this clause shall be construed to mean that a recovery cannot be made hereunder until the Reassured's Ultimate Nett Loss has been ascertained.

Notwithstanding the foregoing, it is a condition of this Agreement that in arriving at its Ultimate Nett Loss arising out of any one Loss Occurrence for the purposes of this Agreement, the Reassured will extract from payments under Stop Loss or Aggregate Contracts the proportion applicable to the one Loss Occurrence in question. The basis of the extraction shall be the percentage that the loss from the Loss Occurrence in question bears to the Ultimate Nett Loss of the Reassured's Original Reassured applied to the amount paid by the Reassured as a claim on a Stop Loss acceptance(s) or Aggregate Contracts involved.


                                      ARTICLE 6

NETT RETAINED LINES CLAUSE

This Agreement shall only protect the portion of any business the subject matter of this Agreement which the Reassured, acting in accordance with their established practices, retain nett for their own account. Reinsurers' liability hereunder shall not be increased due to an error or omission which results in an increase in the Reassured's normal nett retention nor by the Reassured's failure to reinsure in accordance with their normal practice, nor by the inability of the Reassured to collect from any other reinsurer any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurer or otherwise.


                                      ARTICLE 7

EXTRA CONTRACTUAL OBLIGATIONS CLAUSE (NMX 100)

This Agreement shall exclude all cover in respect of Extra Contractual Obligations howsoever arising, such Extra Contractual Obligations being defined as any award made by a court of competent jurisdiction against an insurer or reinsurer, which award is not within the coverage granted by any insurance and/or reinsurance policy and/or contract made between the parties in dispute.

Notwithstanding the foregoing, this Agreement shall extend to cover any loss arising from a "Claims Related Extra Contractual Obligation":-

(a)

awarded against the Reassured or

(b)

incurred by the Reassured where they have paid their share of a "Claims Related Extra Contractual Obligation" awarded against one or more of their Co-Insurers.

It is warranted that any recovery under this Agreement in respect of a "Claims Related Extra Contractual Obligation" shall only be for that part of any award which corresponds to the Reassured's share of the insurance and/or reinsurance policy and/or contract giving rise to the award and all proportional protection effected by the Reassured shall provide or shall be deemed to provide pro-rata coverage for such obligations.

This Agreement shall also extend to cover all loss from Extra Contractual Obligations howsoever arising where the loss is incurred by the Reassured as a result of their participation in any insurance and/or reinsurance which provides cover for such loss, it being understood and agreed that such loss results from a contractual liability incurred by the Reassured.

A "Claims Related Extra Contractual Obligation" shall be defined as the amount awarded against an insurer or reinsurer found liable by a court of competent jurisdiction to pay damages to an insured or reinsured in respect of the conduct of a claim made under an insurance and/or reinsurance policy and/or contract, where such liability has arisen because of:-

(A)

the failure of the insurer or reinsurer to agree or pay a claim within the policy and/or contract limits or to provide a defense against such claims as required by law or

(B)

bad faith or negligence in rejecting an offer of settlement or

(C)

negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting therefrom.

There shall be no liability under this Agreement in respect of:-

(i)

any assumption of liability by way of or participation in any mutual scheme designed specifically to cover Extra Contractual Obligation; or

(ii)

any Extra Contractual Obligation arising from the fraud of a director, officer or employee of the Reassured acting individually or collectively or in collusion with an individual or corporation or with any other organization or party involved in the presentation defence or settlement of any claim.

Any loss arising under this Agreement in respect of "Claims Related Extra Contractual Obligations" shall be deemed to be a loss arising from the same event as that giving rise to the claim to which the Extra Contractual Obligation is related; but recovery hereunder is subject to the insurance and/or reinsurance policy and/or contract which gives rise to the Extra Contractual Obligation falling within the scope of this Agreement.


                                      ARTICLE 8

INSOLVENCY CLAUSE (LIRMA G86)

Where an Insolvency Event occurs in relation to the Reassured the following terms shall apply (and, in the event of any inconsistency between these terms and any other terms of Agreement, these terms shall prevail):

1. Notwithstanding any requirements in this Agreement that the Reassured shall actually make payment in discharge of its liability to its policyholder before becoming entitled to payment from the Reinsurers:

       a. the Reinsurers shall be liable to pay the Reassured even though the Reassured is unable actually to pay, or discharge its liability to, its policyholder; but

       b. nothing in this clause shall operate to accelerate the date for payment by the Reinsurers of any sum which may be payable to the Reassured, which sum shall only become payable as and when the Reassured would have discharged, by actual payment, its liability for its current net loss but for it being the subject of any Insolvency Event.

2. The existence, quantum, valuation and date for payment of any sum which the Reinsurers are liable to pay the Reassured under this Agreement shall be those and only those for which the Reinsurers would be liable to the Reassured if the liability of the Reassured to its policyholders had been determined without reference to any term in any composition or scheme of arrangement or any similar such arrangement, entered into between the Reassured and all or any part of its policyholders, unless and until the Reinsurers serve written notice to the contrary on the Reassured in relation to any composition or scheme of arrangement.

3. The Reinsurers shall be entitled (but not obliged) to set-off, against any sum which they may be liable to pay the Reassured, any sum for which the Reassured is liable to pay the Reinsurers.

An Insolvency Event shall occur if:

A.     i.      (in relation to (1), (2) and (3) above) a winding up petition is presented in respect of the Reassured or a provisional liquidator is appointed over it or if the Reassured goes into administration, administrative receivership or if the Reassured has a scheme of arrangement or voluntary arrangement proposed in relation to all or any part of its affairs; or

       ii. (in relation to (1) above) if the Reassured goes into compulsory or voluntary liquidation;

       or, in each case, if the Reassured becomes subject to any other similar insolvency process (whether under the laws of England and Wales or elsewhere) and

B. the Reassured is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).


                                      ARTICLE 9

EXCLUSIONS

Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that the following is excluded from the protection afforded by this Agreement:-

(1)

Loss or damage directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power, or confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any Government or Public or Local Authority, but this exclusion shall not apply to business written in accordance with the Market War and Civil War Risks Exclusion Agreement nor to business outside the scope of such Agreement;

Furthermore, as regards Terrorism this Agreement shall not cover:-

(i) loss destruction or damage in United Kingdom by fire or explosion occasioned by or happening through or in consequence directly or indirectly of Terrorism;

(ii) loss destruction or damage in Northern Ireland within the meaning of the Northern Ireland (Emergency Provisions) Act 1973 or successors thereof.

For the purposes of this exclusion:-

(a) "United Kingdom" shall mean Great Britain, being England, Scotland and Wales other than Isle of Man and Channel Islands.

(b) "Terrorism" shall mean any act of any person acting on behalf of or in connection with any organization with activities directed towards the overthrowing or influencing of any government de jure or de facto by force or violence.

In the event of an occurrence giving rise to a loss or losses payable by the Reassured not being certified by the Secretary of State for Trade and Industry of Her Majesty's Government to have been an 'act of terrorism' and the Reassured obtaining a Tribunal ruling confirming the Secretary of State's non-certification and solely by reason thereof the Reassured and/or Original Insurer(s) are unable to recover such loss or losses in whole or in part from Pool Reinsurance Company Limited, the Reinsurers accept that exclusion (i) does not apply to such loss or losses.

(2)

The Reassured's interest whether direct or by way of reinsurance in losses arising from claim or claims against an Insured by another party or parties.

Notwithstanding the foregoing this Reinsurance shall not exclude:-

1) Worker's Compensation and/or Employers' Liability losses arising from the following perils:-

       Fire, Lightning, Explosion, Structural Collapse, Windstorm, Hail, Flood, Seismic Activity, Volcanic Eruption, Collision, Riots, Strikes, Civil Commotion, Malicious Damage.

2) Any Physical Damage and/or Consequential loss coverage contingent thereon effected by an Insured on behalf of another party.


It is further understood and agreed that this Agreement is subject to the following Nuclear Energy Risks and Nuclear Incident Exclusion Clauses which are attached hereto and shall form an integral part hereof:-

(i) NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE)(1994) (WORLDWIDE EXCLUDING U.S.A & CANADA) - NMA 1975a (10/3/94) (JAPANESE AMENDMENT);

(ii) NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE U.S.A & CANADA - N.M.A. 1590 & N.M.A. 1979a;

(iii) NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE U.S.A & CANADA - N.M.A. 1119 & N.M.A. 1980a;

(iv) NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE AND LIABILITY (BOILER AND MACHINERY POLICIES) - REINSURANCE U.S.A & CANADA - N.M.A. 1166 & N.M.A. 1251.

As regards loss or liability provided for in the attached N.M.A. clause(s), applicable to the United States of America and/or Canadian business, it is understood that wherever relevant therein the word "Reinsurance" shall be taken and read as "Agreement" and that the word "Reinsured" shall be taken and read as "Reassured".


                                      ARTICLE 10

PREMIUM

SECTION 1

The Reassured shall pay to the Reinsurers a Deposit Premium of GBP300,000 payable in three installments, 25% at the 12th February 1998, 50% at 12th July 1998 and 25% at 1st October 1998 and the Deposit Premium shall be subsequently adjusted to amounts equal to 5.04% calculated upon the Gross Nett Written Premium Income derived from the business coming within the scope of this Agreement and accounted for by the Reassured during the period of this Agreement.

As soon as may be reasonably practicable after the expiry of this Agreement the Reassured shall submit a statement of their actual Gross Nett Written Premium Income (as defined herein) for the period of this Agreement for the purposes of Premium adjustment between the parties hereto, subject however, to the Reinsurers receiving not less than GBP300,000 which is deemed to be a Minimum Premium for this Agreement.

SECTION 2

The Reassured shall pay to the Reinsurers a Deposit Premium of GBP360,000 payable in three installments, 25% at 12th February 1998, 50% at 12th July 1998 and 25% at 1st October 1998 and the Deposit Premium shall be subsequently adjusted to amounts equal to 6.048% calculated upon the Gross Nett Written Premium Income derived from the business coming within the scope of this Agreement and accounted for by the Reassured during the period of this Agreement.

As soon as may be reasonably practicable after the expiry of this Agreement the Reassured shall submit a statement of their actual Gross Nett Written Premium Income (as defined herein) for the period of this Agreement for the purposes of Premium adjustment between the parties hereto, subject however, to the Reinsurers receiving not less than GBP360,000 which is deemed to be a Minimum Premium for this Agreement.

SECTION 3

The Reassured shall pay to the Reinsurers a Deposit Premium of GBP340,000 payable in three installments, 25% at 12th February 1998, 50% at 12th July 1998 and 25% at 12th October 1998 and the Deposit Premium shall be subsequently adjusted to amounts equal to 5.71% calculated upon the Gross Nett Written Premium Income derived from the business coming within the scope of this Agreement and accounted for by the Reassured during the period of this Agreement.

As soon as may be reasonably practicable after the expiry of this Agreement the Reassured shall submit a statement of their actual Gross Nett Written Premium Income (as defined herein) for the period of this Agreement for the purposes of Premium adjustment between the parties hereto, subject however, to the Reinsurers receiving not less than GBP340,000 which is deemed to be a Minimum Premium for this Agreement.

SECTION 4

The Reassured shall pay to the Reinsurers a Deposit Premium of GBP225,000 payable in three installments, 25% at 12th February 1998, 50% at 12th July 1998 and 25% at 12th October 1998 and the Deposit Premium shall be subsequently adjusted to amounts equal to 3.78% calculated upon the Gross Nett Written Premium Income derived from the business coming within the scope of this Agreement and accounted for by the Reassured during the period of this Agreement.

As soon as may be reasonably practicable after the expiry of this Agreement the Reassured shall submit a statement of their actual Gross Nett Written Premium Income (as defined herein) for the period of this Agreement for the purposes of Premium adjustment between the parties hereto, subject however, to the Reinsurers receiving not less than GBP225,000 which is deemed to be a Minimum Premium for this Agreement.

APPLICABLE TO ALL SECTIONS

Provisional Adjustment to be calculated at 1st July, 1999 with final adjustment at 31st December, 2000.

The term "Gross Nett Written Premium Income" shall be understood to mean gross premiums, excluding Reinstatement Premiums, less only return premiums and cancellations and premiums paid for reinsurance, recoveries under which inure to the benefit of the Reinsurers hereon.

                                      ARTICLE 11

NO CLAIMS BONUS CLAUSE

SECTION 1

In the event that this Agreement is loss free, the Reinsurers agree to return to the Reassured a No Claims Bonus equivalent to 25% of the premium finally earned hereunder, provisionally calculated at 1st July 1999 with final calculation at 31st December 2000 or at a date thereafter at the Reassured's sole discretion, by way of a full and final rebate.

The No Claims Bonus will become effective upon written confirmation from the Reassured that there are no claims being recovered under this Agreement.

For the purposes of the foregoing, it shall be at the Reassured's sole discretion whether or not to present a valid claim or claims for collection hereunder (any potential claims hereunder shall, nevertheless, be advised to Reinsurers in accordance with the terms and conditions of this Agreement).

Collection of the No Claims Bonus will constitute a full and final discharge of liability under this Agreement, particularly, as regards any provisional claims already advised.

SECTION 2

In the event that this Agreement is loss free, the Reinsurers agree to return to the Reassured a No Claims Bonus equivalent to 25% of the premium finally earned hereunder, provisionally calculated at 1st July 1999 with final calculation at 31st December 2000 or at a date thereafter at the Reassured's sole discretion, by way of a full and final rebate.

The No Claims Bonus will become effective upon written confirmation from the Reassured that there are no claims being recovered under this Agreement.

For the purposes of the foregoing, it shall be at the Reassured's sole discretion whether or not to present a valid claim or claims for collection hereunder (any potential claims hereunder shall, nevertheless, be advised to Reinsurers in accordance with the terms and conditions of this Agreement).

Collection of the No Claims Bonus will constitute a full and final discharge of liability under this Agreement, particularly, as regards any provisional claims already advised.

SECTION 3

In the event that this Agreement is loss free, the Reinsurers agree to return to the Reassured a No Claims Bonus equivalent to 5% of the premium finally earned hereunder, provisionally calculated at 1st July 1999 with final calculation at 31st December 2000 or at a date thereafter at the Reassured's sole discretion, by way of a full and final rebate.

The No Claims Bonus will become effective upon written confirmation from the Reassured that there are no claims being recovered under this Agreement.

For the purposes of the foregoing, it shall be at the Reassured's sole discretion whether or not to present a valid claim or claims for collection hereunder (any potential claims hereunder shall, nevertheless, be advised to Reinsurers in accordance with the terms and conditions of this Agreement).

Collection of the No Claims Bonus will constitute a full and final discharge of liability under this Agreement, particularly, as regards any provisional claims already advised.

SECTION 4

In the event that this Agreement is loss free, the Reinsurers agree to return to the Reassured a No Claims Bonus equivalent to 5% of the premium finally earned hereunder, provisionally calculated at 1st July 1999 with final calculation at 31st December 2000 or at a date thereafter at the Reassured's sole discretion, by way of a full and final rebate.

The No Claims Bonus will become effective upon written confirmation from the Reassured that there are no claims being recovered under this Agreement.

For the purposes of the foregoing, it shall be at the Reassured's sole discretion whether or not to present a valid claim or claims for collection hereunder (any potential claims hereunder shall, nevertheless, be advised to Reinsurers in accordance with the terms and conditions of this Agreement).

Collection of the No Claims Bonus will constitute a full and final discharge of liability under this Agreement, particularly, as regards any provisional claims already advised.


                                      ARTICLE 12

REINSTATEMENT

SECTION 1

In the event of loss or losses occurring under this Agreement, it is hereby mutually agreed to reinstate this Agreement to its full amount from the time of the occurrence of such loss or losses to the expiry hereof, in consideration for which the Reassured shall pay to the Reinsurers when such loss or losses are settled an additional premium calculated at Pro Rata of the entire Premium finally earned hereunder, for the period of this Agreement, in accordance with the provisions of ARTICLE 10 (PREMIUM), but nevertheless, the Reinsurers shall never be liable for more than the limit of liability, in respect of each Loss Occurrence, nor more than twice such limit of liability in respect of aggregated losses during the period of this Agreement, representing one (1) reinstatement only of the abovementioned limit of liability for the period of this Agreement.

SECTION 2

In the event of loss or losses occurring under this Agreement, it is hereby mutually agreed to reinstate this Agreement to its full amount from the time of the occurrence of such loss or losses to the expiry hereof, in consideration for which the Reassured shall pay to the Reinsurers when such loss or losses are settled an additional premium calculated at Pro Rata of the entire Premium finally earned hereunder, for the period of this Agreement, in accordance with the provisions of ARTICLE 10 (PREMIUM), but nevertheless, the Reinsurers shall never be liable for more than the limit of liability, in respect of each Loss Occurrence, nor more than twice such limit of liability in respect of aggregated losses during the period of this Agreement, representing one (1) reinstatement only of the abovementioned limit of liability for the period of this Agreement.

SECTION 3

In the event of loss or losses occurring under this Agreement, it is hereby mutually agreed to reinstate this Agreement to its full amount from the time of the occurrence of such loss or losses to the expiry hereof, in consideration for which the Reassured shall pay to the Reinsurers when such loss or losses are settled an additional premium calculated at Pro Rata of the entire Premium finally earned hereunder, for the period of this Agreement, in accordance with the provisions of ARTICLE 10 (PREMIUM), but nevertheless, the Reinsurers shall never be liable for more than the limit of liability, in respect of each Loss Occurrence, nor more than twice such limit of liability in respect of aggregated losses during the period of this Agreement, representing one (1) reinstatement only of the abovementioned limit of liability for the period of this Agreement.

SECTION 4

In the event of loss or losses occurring under this Agreement, it is hereby mutually agreed to reinstate this Agreement to its full amount from the time of the occurrence of such loss or losses to the expiry hereof, in consideration for which the Reassured shall pay to the Reinsurers when such loss or losses are settled an additional premium calculated at Pro Rata of the entire Premium finally earned hereunder, for the period of this Agreement, in accordance with the provisions of ARTICLE 10 (PREMIUM), but nevertheless, the Reinsurers shall never be liable for more than the limit of liability, in respect of each Loss Occurrence, nor more than twice such limit of liability in respect of aggregated losses during the period of this Agreement, representing one (1) reinstatement only of the abovementioned limit of liability for the period of this Agreement.

APPLICABLE TO ALL SECTIONS

The term "Pro Rata" shall mean Pro Rata as to the fraction of the limit of one Loss Occurrence indemnity reinstated only.

In the event of a loss settlement being made hereunder prior to the rendering of the relative statement of Nett Premium Income, then reinstatement premium shall be provisionally calculated on One Hundred Per Cent (100%) of the Deposit Premium, subject to adjustment when the entire Premium finally earned hereunder is established.

For the purposes of this Agreement losses shall be considered in chronological date order of their occurrence but this shall not preclude the Reassured from making provisional collections in respect of losses which may ultimately not be recoverable hereon.


                                      ARTICLE 13

RUN OFF CLAUSE

In the event of this Agreement not being renewed, it is agreed to indemnify the Reassured for losses occurring during the period of Twelve (12) months from the expiry date hereof in respect of policies and/or contracts written on or prior to such expiry date at terms to be agreed.

It is understood and agreed that the Reassured must elect to accept the "run off" provision before the effective date if such "run off" is required, each annual period being deemed a separate reinsurance.

                                      ARTICLE 14

RATES OF EXCHANGE

For the purpose of this Agreement currencies other than the currency in which this Agreement is written shall be converted into such currency at the rates of exchange used in the Reassured's books or where there is a specific remittance for a loss settlement at the rates of exchange used in making such remittance.


                                      ARTICLE 15

NOTIFICATION OF CLAIMS

The Reassured undertake to advise the Reinsurers as soon as possible of any circumstances likely to give rise to a claim hereunder together with an estimate of the Reinsurers' liability and thereafter keep the Reinsurers fully informed of any developments regarding the claim.


                                      ARTICLE 16

LOSS SETTLEMENT

All loss settlements made by the Reassured, provided the same are within the terms of the original policies and/or contracts (or within the provisions of the EXTRA CONTRACTUAL OBLIGATIONS CLAUSE (NMX100) hereof) and within the terms of this Agreement, shall be binding upon the Reinsurers and amounts falling to the share of the Reinsurers shall be payable by them upon reasonable evidence of the amount paid being given by the Reassured.


                                      ARTICLE 17

INSPECTION

The Reinsurers may by a duly appointed representative inspect, at any reasonable time at the head office of the Reassured, or at the place where they may be kept, any records or documents which relate to business covered under this Agreement, provided always that the Reinsurers shall have given to the Reassured not less than Forty Eight (48) hours prior notice of their intention so to do.

The said representative may arrange for copies to be made at the Reinsurers' expense of any of the records or documents containing the information as they may require.

It is agreed that the Reinsurers' right of inspection shall continue as long as either party remains under any liability arising out of this Agreement.


                                      ARTICLE 18

MODIFICATIONS TO AGREEMENT

Any mutually agreed modification of the terms and conditions of this Agreement, whether by Addendum, revised Schedule or correspondence, shall be deemed to be binding upon the parties hereto, and to form an integral part of this Agreement.

                                      ARTICLE 19

INTERMEDIARY

AON GROUP LIMITED,
CUTLERS GARDENS,
8 DEVONSHIRE SQUARE,
LONDON EC2M 4PL,

is recognised as the Intermediary negotiating this Agreement, through whom all communications relating thereto shall be transmitted to both parties.

                                      ARTICLE 20

ARIAS ARBITRATION CLAUSE

All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under ARIAS Arbitration Rules.

The Arbitration Tribunal shall consist of Three (3) arbitrators, one to be appointed by the Claimant, one to be appointed by the Respondent and the third to be appointed by the two appointed arbitrators.

The third member of the Tribunal shall be appointed as soon as practicable (and no later than Twenty Eight (28) days) after the appointment of the two party - appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

The Arbitrators shall be persons (including those who have retired) with not less than Ten (10) years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

Where a party fails to appoint an arbitrator within Fourteen (14) days of being called upon to do so or where the two party - appointed arbitrators fail to appoint a third within Twenty Eight (28) days of their appointment, then upon application ARIAS will appoint an arbitrator to fill the vacancy. At any time prior to the appointment by ARIAS the party or arbitrators in default may make such appointment.

The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

The seat of arbitration shall be California, United States of America.

The proper law of this Agreement shall be the law of California.


                                      ARTICLE 21

SERVICE OF SUIT (1998 - MENDES & MOUNT, CALIFORNIA)

(This Article is applicable only to an unauthorized Reinsurer in the State of New York or to the Reinsurer who is domiciled outside the United States of America.)

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States of America.

Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes and Mount, Citicorp Plaza, 725 South Figueroa Street, Suite 1990, 19th Floor, Los Angeles, California 90017, and that in any suit instituted against any one of them upon this contract, the Reinsurer will abide by the final decision of the Court or of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon and request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as his true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

                                      ARTICLE 22

PROPER LAW AND JURISDICTION

The validity, construction and performance of this Agreement shall be governed by the laws of California and the Californian Courts shall have sole jurisdiction in any dispute hereunder.

IN WITNESS WHEREOF this Agreement has been signed in duplicate on behalf of and by the authority of each contracting party.

Signed for and on behalf of the Reassured:-

                                /s/ [ILLEGIBLE]
                               -----------------------

ZENITH INSURANCE COMPANY


In California, this 18th day of March 1998

and on behalf of the Reinsurers as indicated in the Signing Schedule(s) attached hereto.

                                     [LOGO]

                         ZENITH INSURANCE COMPANY
                         Schedule of Pro-Rata Treaties



                                                                             Attaching to and forming part of Policy No. BA9822901
----------------------------------------------------------------------------------------------------------------------------------
  TREATY   ZENITH      TYPE  DESCRIPTION                       TERRITORIAL SCOPE                   P.I.   USA-P.I.   NON-USA P.I.
           REF No                                                                                   GBP                    GBP
----------------------------------------------------------------------------------------------------------------------------------
    A        373      Q/S    Direct Cat/Risk x1                WW                               928,937         -        928,937
    B        597    Surplus  Fac & Treaty (Cat, Risk & PR)     WW ex. USA                       586,640         -        586,640
    C        586    Surplus  Cat, Risk, D&F, & PA              WW ex. USA                       200,000         -        200,000
    D        372    Surplus  Cat, Risk, D&F etc.               WW (ex US Cat)                   231,500    53,245        178,255
    E        578    Surplus  Cat, Risk, D&F etc.               WW                               781,250   210,938        570,313
    F        574    Surplus  Cat & Risk XL                     WW                               125,000    80,000         45,000
    G        785      Q/S    Cat XL, Stop Loss & Risk XL       WW ex. USA                       367,486         -        367,486
    H        848    Surplus  Cat, Risk, D&F etc.               WW                               153,825    46,148        107,678

    I        564    Surplus  Property XL, primarily Cat.       WW                                75,000    34,500         40,500
    J        391      Q/S    Cat XL                            WW                                23,224         -         23,224
    K        854      Q/S    High Layer XL (Cat, Risk, D&F)    WW (ex. US Wind/EQ & Jap EQ.)    138,750    67,988         70,763

    L        859    Surplus  Facultative Property              WW ex USA, mainly Europe         177,407         -        177,407
    M        558    Surplus  Risk & Cat XL                     WW ex. USA                     1,732,500         -      1,732,500
    N        954    Surplus  Cat/Risk/Stop Loss/Agg            Europe (ex. Nordic), Asia        172,112         -        172,112
                                                               & Australia
    O        865      Q/S    Property Cat XL                   WW (UK & Eire Cedants)           312,500         -        312,500
    P        853      Q/S    Property Cat XL                   Europe                           155,172         -        155,172
    Q        870    Surplus  Facultative Property              WW                               283,851         -        283,851
----------------------------------------------------------------------------------------------------------------------------------
          1.6407    US$=L1                                     TOTAL NON-USA P.I. - GBP                                5,952,335
          2.9593    DEM=L1                                                                                             ---------
         13.0729    SEK=L1


----------------------------------------------
  TREATY    COMMENTS
----------------------------------------------
    A
    B       Ex USA
    C       Ex USA
    D       23% US, 14% WW
    E       27% US, 51% WW Inc, 22% WW Ex.
    F       64% US, 2% WW Inc, 34% WW Ex.
    G       Ex USA
    H       30% US Cat, 40% ROW Cat, 20% Risk
            10% specific classes (Dir/PA/Med)
    I       46% US, 1% WW
    J       Unable to split by premium
    K       49% Cat (US Wind/EQ not covered)
            Risk & Fac largely US
    L       Ex USA
    M       Ex USA
    N       Ex USA

    O       Non-UK/Irish exposure "remote"
    P       Ex USA
    Q       Unable to split by premium
----------------------------------------------

                                     [LOGO]

                               ZENITH INSURANCE COMPANY

                Attaching to and forming part of Policy No. BA9822901




                                        EUROPE

                                        [MAP]

                                   SIGNING SCHEDULE

ATTACHING TO AND FORMING PART OF REINSURANCE AGREEMENT NO. BA9822901


REASSURED       ZENITH INSURANCE COMPANY


-------------------------------------------------------------------------------


IN WITNESS WHEREOF this Agreement has been signed.


In  Bermuda  this  5th    day of          August            1998

For and on behalf of



                                  /s/ David Eklund
                                 -------------------
                                     RENAISSANCE
                                     REINSURANCE






RENAISSANCE REINSURANCE
Ref: 5-10718-01/02/03/04

In respect of their participation of 100.00% of the premium and liability under this Agreement.


                                  AON GROUP LIMITED
                                  CUTLERS GARDENS,
                                  8 DEVONSHIRE SQUARE,
                                  LONDON EC2M 4PL

                                  ---------------

                                  NON-MARINE DIVISION

SEVERAL LIABILITY NOTICE

The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscriptions of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

LSW 1001 (Reinsurance)